Exhibit (a)(5)

TRANSFER AND ASSIGNMENT OF SHARES IN

WELLS REAL ESTATE INVESTMENT TRUST, INC.

TO: Wells Capital, Inc., as transfer agent for Wells Real Estate Investment Trust, Inc.:

For value received, (Current Investor Name)

a resident of                      (the “Transferor”), does hereby transfer and assign to (New Investor Name)

(the “Transferee”),                      shares of common stock (the “Shares”) of Wells Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”).

The Transferee hereby represents and warrants to the Company as follows:

1.	Transferee has received and reviewed a copy of the Company’s Prospectus dated July 26, 2002, as supplemented (the “Prospectus”), and hereby acknowledges that the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q are available at www.sec.gov.

2.	Transferee has (a) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more; or (b) a net worth (as described above) of at least $45,000 and had during the last tax year or estimate that Transferee will have during the current tax year a minimum of $45,000 annual gross income; or (c) that Transferee meets the higher suitability requirements imposed by Transferees state of primary residence as set forth in the Prospectus under “Suitability Standards” and that Transferee otherwise meets the applicable standards set forth in the Prospectus as they pertain to the state of Transferee’s primary residence.

Transferee either complies with the applicable suitability standards directly, is purchasing in a fiduciary capacity for a Person meeting such standards, or is purchasing with funds directly or indirectly supplied by a donor who meets such standards.

3.	Transferee understands that the assignability and transferability of the Shares will be governed by the articles of incorporation of the Company and all applicable laws as described in the Prospectus, and Transferee has adequate means of providing for his current needs and personal contingencies and has no need for liquidity in this investment.

4.	Transferee has not acquired the Shares in violation of the Company’s transfer restrictions that prevent a transferee from acquiring any Shares that would cause the transferee to own, directly or indirectly, either: (a) in excess of 9.8% of the Company’s outstanding common stock; or (b) a number of Shares that would cause 50% or more of the Company’s outstanding common stock to be held by five or fewer persons.

5.	Transferor and Transferee understand that (a) no transfer or assignment may be made of a fractional Share and no transfer or assignment may be made if, as a result of such transfer, the Transferor (other than one transferring all of his Shares) or the Transferee will own fewer than the minimum number of Shares required to be purchased under the “Suitability Standards” section on page 28 of the Prospectus, unless such transfer is made on behalf of a Retirement Plan, or such transfer is made by gift, inheritance, intra-family transfer, family dissolution, or to Affiliates; (b) if the Transferee is a California resident or the Person to whom Transferee subsequently proposes to assign or transfer any Shares is a California resident, Transferee may not consummate a sale or transfer of his Shares, or any interest therein, or receive any consideration therefore, without the prior written consent of the Commissioner of corporations of the State of California, except as permitted in the Commissioner’s Rules, and Transferee understands that his Shares, or any document evidencing his Shares, will bear a legend reflecting the substance of the foregoing understanding; and (c) if Transferees acquisition of Shares would cause Transferees total investment in the Company to exceed 5% of the total outstanding Shares of the Company, then Transferee will be required to make certain filings with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”).

6.	Transferee understands that the Shares are subject to transfer restrictions that prevent any future transferee from acquiring any Shares that would cause such future transferee to own, directly or indirectly, either: (a) in excess of 9.8% of the Company’s outstanding common stock; or (b) a number of Shares that would cause 50% or more of the Company’s outstanding common stock to be held by five or fewer persons.

7.	Transferee has reached the age of majority in his state of residence and is experienced in real estate investment and business matters.

8.	Transferee is buying the Shares for his own account or for the account or benefit of a member or members of his immediate family or in a fiduciary capacity for the account of another Person or entity and not as an agent for another.

9.	Transferee is aware that there is no current public trading market for the Shares, and accordingly, it may not be possible for him to readily liquidate his investment in the Company.

10.	If Transferee is acting in a representative capacity for a corporation, partnership, trust, or other entity, or as agent for any person or entity, Transferee has full authority to execute this Transfer and Assignment in such capacity.

11.	If Transferee is purchasing the Shares transferred hereby in a fiduciary capacity, the representations and warranties shall be deemed to have been made on behalf of the person or persons for whom Transferee is so purchasing.

12.	Transferor hereby represents and warrants to Transferee that any deferred commission obligation or other lien or encumbrance that the Shares are subject to has been fully disclosed to Transferee.

13.	Transferor hereby constitutes and appoints Leo F. Wells, III, President of the Company, as Transferors attorney in fact to transfer the said Shares on the books of the Company to Transferee with full power of substitution. The foregoing grant of authority (a) is a special power of attorney and coupled with an interest, and (b) is irrevocable and shall survive Transferee’s death, dissolution or disability.

14.	Transferee understands the meaning and legal consequences of the representations and warranties set forth above, and Transferee agrees to indemnify and hold harmless the Company from and against any and all loss, damage, claim, expense or liability (including, without limitation, court costs and attorneys fees and expenses) due to, or arising out of, a breach of representation or warranty of Transferee contained in this Transfer and Assignment. Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by Transferee, Transferee does not thereby or in any other manner waive any rights granted to him under federal or state securities law.

15.	Under penalties of perjury, Transferee certifies (a) that the number shown on this Transfer and Assignment is his correct taxpayer identification number and (b) that Transferee is not subject to backup withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or dividends, or because the Internal Revenue Service has notified Transferee that he is no longer subject to backup withholding under Section 3406(a)(1)(C).

16.	In the case of purchases of Shares by fiduciary accounts (except in California), the above representations and warranties shall be deemed to have been made by the fiduciary account or by the person who directly or indirectly supplies the funds for the purchase of Shares. In the case of purchases of Shares by fiduciary accounts in California, the above representations and warranties shall be deemed to have been made by the beneficiary of the account or, in those instances where the fiduciary directly or indirectly supplies the funds for the purchase of Shares, by the fiduciary. In addition, if the undersigned Transferee is a partnership, trustee, custodian or joint owner, the undersigned Transferee acknowledges that the aforesaid net worth and income standards apply in the manner set forth in the “Suitability Standards” section of the Prospectus.

Dated as of this      day of             , 2007.

TRANSFEROR:
Signature Guarantee:

Signature of Current Investor or Trustee

Signature of Joint Investor(s) or Trustee(s)

Account Number:

TRANSFEREE:
Signature Guarantee:

Signature of New Investor(s)

Signature of New Joint Investor(s) or Trustee(s)

New Account Registration:	Address:*

Social Security No/Taxpayer ID:	Dividend Instructions:
Reinvest
Pay to Investor
Other
US Resident
Resident Alien, Country of Origin

Non-Resident Alien, Country of Origin

*	A U.S. street address (P.O. Box addresses will not be accepted) and a U.S. Social Security Number or Taxpayer Identification Number are required to open an account. In addition, Nonresident Aliens also must supply IRS Form W-8BEN.

Financial Advisor (Transferee)	Broker/Dealer